AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
This Agreement of Resignation, Appointment and Acceptance (this “Agreement”), dated to be effective as of June 25, 2015 (the “Effective Date”), is among Molycorp, Inc. (the “Company”), a Delaware corporation, WILMINGTON SAVINGS FUND SOCIETY, FSB (the “Resigning Trustee”), a savings and loan holding company organized and existing under the laws of the United States having its principal corporate trust office in Wilmington, Delaware, and DELAWARE TRUST COMPANY (the “Successor Trustee”), a Delaware state chartered trust company having a corporate trust office in Wilmington, Delaware. Capitalized terms used but not defined in this Agreement have the meanings given in the 3.25% Indenture (as defined below).
RECITALS
WHEREAS, pursuant to the Indenture (as amended, supplemented or modified, the “3.25% Indenture”), dated as of June 15, 2011, between the Company and Wells Fargo Bank, National Association (the “Original Trustee”), the Company issued its 3.25% Convertible Notes Due 2016 (the “3.25% Notes”);
WHEREAS, the Company appointed the Original Trustee as initial Trustee, Registrar, and Paying Agent under the 3.25% Indenture;
WHEREAS, pursuant to that certain Agreement of Resignation, Appointment and Acceptance, dated as of June 25, 2015 among the Original Trustee, the Resigning Trustee, and the Company (the “Resignation and Appointment Agreement”), (i) the Original Trustee provided written notice to the Company of its resignation as Trustee, Registrar, and Paying Agent under the 3.25% Indenture and (ii) the Resigning Trustee accepted its appointment as successor Trustee, Registrar, and Paying Agent under the 3.25% Indenture;
WHEREAS, there are presently issued and outstanding $206,505,000.00 in aggregate principal amount of the 3.25% Notes;
WHEREAS, Section 7.09 of the 3.25% Indenture provides that the Trustee may resign in writing at any time and be discharged from the trust created therein by so notifying the Company, subject to the terms of the 3.25% Indenture;
WHEREAS, Section 7.09 of the 3.25% Indenture provides that, if the Trustee resigns, the Company shall promptly appoint a successor Trustee and the successor Trustee shall deliver a written acceptance of its appointment to the resigning Trustee and to the Company;
WHEREAS, following the effective time of the Resignation and Appointment Agreement, the Resigning Trustee informed the Company of its desire to resign as Trustee, Registrar, and Paying Agent under the 3.25% Indenture;
WHEREAS, Section 7.09 of the 3.25% Indenture provides that the Resigning Trustee’s resignation as Trustee, Registrar, and Paying Agent under the 3.25% Indenture shall become effective upon the Successor Trustee’s acceptance of appointment by the Company;

WHEREAS, the Company desires to appoint the Successor Trustee as Trustee, Registrar, and Paying Agent to succeed the Resigning Trustee in such capacities under the 3.25% Indenture and in its respective capacities under the other documents executed by the Original Trustee in connection with or related to the 3.25% Indenture or the 3.25% Notes; and
WHEREAS, the Successor Trustee is willing to accept its appointment as Trustee, Registrar, and Paying Agent under the 3.25% Indenture.
NOW, THEREFORE, the Company, the Resigning Trustee, and the Successor Trustee, for and in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
1.Acceptance of Resignation of Resigning Trustee and Appointment of Successor Trustee. The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar, and Paying Agent under the 3.25% Indenture. Pursuant to Section 7.09 of the 3.25% Indenture, the Company hereby appoints the Successor Trustee as Trustee, Registrar, and Paying Agent under the 3.25% Indenture, and vests and confirms to the Successor Trustee all the rights, powers, and duties of the Trustee, Registrar, and Paying Agent under the 3.25% Indenture.
2.Company Representations and Warranties. The Company hereby represents and warrants to the Successor Trustee that:
a.It is duly incorporated and validly organized and existing;
b.This Agreement has been duly authorized, executed, and delivered on behalf of the Company and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, an implied covenant of good faith and fair dealing and by general principles of equity;
c.It has not entered into any amendment or supplement to the 3.25% Indenture and the 3.25% Indenture is in full force and effect;
d.No covenant or condition contained in the 3.25% Indenture has been waived by the Company or, to the knowledge of the Company, by the Resigning Trustee or the Holders of the percentage in aggregate principal amount of the 3.25% Notes required by the 3.25% Indenture to effect any such waiver;
e.By a resolution which was duly adopted by the Board of Directors of the Company, and which is in full force and effect on the Effective

Date, the Company was authorized to appoint Successor Trustee as Trustee, Registrar and Paying Agent under the 3.25% Indenture; and
f.All conditions precedent applicable to the Company relating to the appointment of the Successor Trustee as Trustee, Registrar, and Paying Agent under the 3.25% Indenture have been complied with by the Company.
3.Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee and the Company that:
a.    This Agreement has been duly authorized, executed, and delivered on behalf of the Resigning Trustee and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, an implied covenant of good faith and fair dealing and by general principles of equity;
b.    It has not entered into any amendment or supplement to the 3.25% Indenture, and the 3.25% Indenture is in full force and effect;
c.    No covenant or condition contained in the 3.25% Indenture has been waived by the Resigning Trustee or, to the best of the knowledge of the Resigning Trustee, by the Holders of the percentage in aggregate principal amount of the 3.25% Notes required by the 3.25% Indenture to effect any such waiver;
d.    There is no action, suit, or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Registrar, and Paying Agent under the 3.25% Indenture;
e.    It has made, or promptly will make, available to the Successor Trustee copies of the 3.25% Indenture and each of the documents listed on Annex A that are in its possession; and
f.    There is presently issued and outstanding $206,505,000.00 in aggregate principal amount of the 3.25% Notes.

4.Successor Trustee Representations and Warranties. The Successor Trustee hereby represents and warrants to the Resigning Trustee and the Company that:
a.    It is qualified and eligible to serve as Trustee, Registrar, and Paying Agent under the 3.25% Indenture and the Trust Indenture Act of 1939, as amended; and
b.    This Agreement has been duly authorized, executed, and delivered on behalf of the Successor Trustee and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, an implied covenant of good faith and fair dealing and by general principles of equity.
5.Acceptance by Successor Trustee. (a) The Successor Trustee hereby accepts its appointment, as of the Effective Date, as Trustee, Registrar, and Paying Agent under the 3.25% Indenture, and assumes all rights, powers, and duties of the Trustee, Registrar, and Paying Agent, thereunder, subject to the terms and conditions therein; (b) References in the 3.25% Indenture to “Corporate Trust Office” shall be deemed to mean the designated corporate trust office of the Successor Trustee, which is located at 2711 Centerville Road, Wilmington, DE 19808; and (c) The Successor Trustee satisfies the requirements to become such successor Trustee pursuant to Sections 7.08 and 7.10 of the 3.25% Indenture.
6.Assignment by Resigning Trustee. The Resigning Trustee hereby confirms, assigns, transfers, delivers, and conveys, as of the Effective Date, to the Successor Trustee, as Trustee, Registrar, and Paying Agent under the 3.25% Indenture, all rights, powers, and duties, which the Resigning Trustee, as Trustee, Registrar, and Paying Agent now holds under and by virtue of the 3.25% Indenture, and shall pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the 3.25% Indenture, subject to the liens provided by Section 7.06 of the 3.25% Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Company’s obligations under said Section to the Resigning Trustee and which liens shall also secure the Company’s obligations under said Section to the Successor Trustee.
7.Resigning Trustee’s Lien and Payment of Fees, Expenses, and Indemnification. The Resigning Trustee hereby appoints the Successor Trustee, and the Successor Trustee hereby acknowledges its appointment, as the Resigning Trustee’s agent with respect to the assertion, perfection, and enforcement of the Resigning Trustee’s liens provided for in Section 7.06 of the 3.25% Indenture to secure the satisfaction of the Company’s indemnification obligations to the Resigning Trustee and its payment of the Resigning Trustee’s past, current, and future fees and expenses as provided for in Section 7.06 of the 3.25% Indenture (said indemnification obligations and fees and expenses, collectively, the “Resigning Trustee’s Claims”). The Successor Trustee and the Company further acknowledge that the Resigning Trustee’s Claims are and will be due under Section 7.06 of the 3.25% Indenture, and are included within the “First” priority of payment provided for under Section 6.05 of the 3.25% Indenture.
8.Additional Documentation. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee, as Trustee, Registrar, and Paying Agent said rights, powers, and duties agree, upon reasonable request of the Successor Trustee, to execute, acknowledge, and deliver such further agreements of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting and confirming to the Successor Trustee all rights, powers, and duties which the Resigning Trustee now holds under and by virtue of the 3.25% Indenture, all at the cost of the Company.
9.Effectiveness. This Agreement, the Company's acceptance of resignation of the Resigning Trustee, and the Successor Trustee's acceptance of appointment as Trustee effected hereunder shall be effective as of the close of business on the Effective Date; provided, however, that the appointment of the Successor Trustee as Registrar and Paying Agent shall be effective as of the close of business 10 business days after the Effective Date.
10.Amendments. No amendment shall be made to this Agreement without the written consent of all parties hereto which may be provided in counterparts.
11.Notice to Holders. Pursuant to the requirements of Section 7.10 of the 3.25% Indenture, within ten calendar days of the Effective Date, the Company and the Successor Trustee shall distribute a notice to the Holders of the Notes in the form attached hereto as Annex B.
12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
13.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same Agreement. Delivery of a counterpart by facsimile or e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.
14.Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to its contents, and supersedes any and all prior correspondence, emails or discussions, whether oral or written, with respect to such contents.
15.Notices to Parties. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:

Wilmington Savings Fund Society, FSB
Attn: Patrick Healy
500 Delaware Ave, 11th Floor
P.O. Box 957
Wilmington, DE 19899
Telephone: (302) 888-7420
Facsimile: (302) 421-9137

TO THE SUCCESSOR TRUSTEE:

Delaware Trust Company
Attn: Sandra E. Horwitz
2711 Centerville Road
Wilmington, DE 19808
Telephone: (877) 374-6020
Facsimile: (302) 636-8666

TO THE COMPANY:

Molycorp, Inc.
Attn: Kevin Johnson, Executive Vice President and General Counsel
561 Denver Tech Center Parkway, Suite 1000
Greenwood Village, CO 80111

IN WITNESSETH WHEREOF, the parties have executed this Agreement of Resignation, Appointment and Acceptance to be deemed effective as of the day and year first above written.

Dated: June 25, 2015	MOLYCORP, INC., as the Company

/s/ Michael F. Doolan
By: Michael F. Doolan
Its: Executive Vice President and CFO

Dated: June 25, 2015	WILMINGTON SAVINGS FUND SOCIETY, FSB, as the Resigning Trustee

/s/ Patrick J. Healy
By: Patrick J. Healy
Its: Vice President

Dated: June 25, 2015	DELAWARE TRUST COMPANY, as the Successor Trustee

/s/ Alan R. Halpern
By: Alan R. Halpern
Its: Vice President

ANNEX A

DOCUMENTS TO BE DELIVERED TO SUCCESSOR TRUSTEE 1

1.    3.25% Indenture
2.    Files of all other closing documents related to the 3.25% Indenture.
3.    Global note.
4.    List of Holders for 3.25% Notes.

1 The Resigning Trustee agrees to provide such documents as it holds in its files for this account. The Resigning Trustee makes no representations as to the completeness of these files and will provide only such documents as it may reasonably access within these files.

ANNEX B

FORM OF NOTICE TO HOLDERS OF NOTES
NOTICE

CUSIP Number:
608753AA7

To the Holders of Molycorp, Inc.
3.25% Convertible Notes due 2016 (the “Notes”)

NOTICE IS HEREBY GIVEN, in the manner provided in 7.10 of the Indenture, dated as of June 15, 2011 (as amended, modified and supplemented from time to time, the “Indenture”), between Molycorp, Inc. (the “Company”) and Wells Fargo Bank, National Association, as Trustee, that Wilmington Savings Fund Society, FSB has resigned as successor Trustee under the Indenture.

The Company has appointed Delaware Trust Company as successor Trustee, Registrar, and Paying Agent, which appointment has been accepted and become effective. The address of the Corporate Trust Office of Delaware Trust Company is 2711 Centerville Road, Wilmington, DE 19808.

Dated: June __, 2015